Exhibit 99.1
FOR IMMEDIATE RELEASE

Press Contact:
Lois Lee
Invacare Corporation
Phone: (440) 329-6435

INVACARE CORPORATION ANNOUNCES PRIVATE EXCHANGE TO RETIRE APPROXIMATELY $72.9 MILLION PRINCIPAL AMOUNT OF ITS 5.0% CONVERTIBLE SENIOR NOTES DUE 2021
ELYRIA, Ohio (November 14, 2019) - Invacare Corporation (NYSE: IVC) (the “Company”) yesterday entered into separate, privately negotiated agreements with certain holders of its 5.0% Convertible Senior Notes due 2021 (the “2021 Notes”) to exchange $72.9 million in aggregate principal amount of 2021 Notes, for aggregate consideration of $72.9 million in aggregate principal amount of new 5.0% Convertible Senior Exchange Notes due 2024 (the “New Notes”) and approximately $6.9 million in cash. Following the closing of these transactions, $61.1 million in aggregate principal amount of the 2021 Notes will remain outstanding with terms unchanged. The exchange is expected to close on November 19, 2019, subject to customary closing conditions.
The New Notes will bear interest at a rate of 5.0% per year payable semi-annually in arrears on May 15 and November 15 of each year, beginning May 15, 2020. Interest on the New Notes will accrue from August 15, 2019. The New Notes will mature on November 15, 2024, unless earlier repurchased, redeemed or converted.
“I am pleased to announce we have taken a significant step to further strengthen our balance sheet by refinancing approximately $72.9 million of our 2021 Notes and extending their maturity to 2024,” said Matt Monaghan, chairman, president and chief executive officer. “This transaction reinforces investor support of Invacare, and it reflects our confidence in the continued progress of our transformation as we drive profitable growth and strengthen our cash flow. We expect to continue to optimize our capital structure as we progress through our transformation.”
The conversion rate for the New Notes will initially be 67.6819 of the Company’s common shares per $1,000 principal amount of New Notes (equivalent to an initial conversion price of approximately $14.78 per common share). The initial conversion price of the New Notes represents a premium of approximately 50% to the $9.85 per share last reported sale price of the Company’s common shares on November 13, 2019. The New Notes will be convertible at the option of the holders in certain circumstances into cash, common shares or a combination of cash and common shares, at the Company’s election.
The New Notes provide the Company with the option, at its election, to redeem the New Notes in whole or in part for cash, prior to maturity, if the last reported sale price of the Company’s common shares equals or exceeds 130% of the then applicable conversion price for the required measurement period, at a redemption price equal to 100% of the principal amount of New Notes to be redeemed, plus any accrued and unpaid interest.
Kathy Leneghan, senior vice president and chief financial officer stated, “We structured the debt exchange to address our next major financing milestone in a way we believe preserves shareholder value. The new notes have the same interest rate as the 2021 Notes and have a meaningful conversion premium that implies an incremental increase of fewer than 600,000 underlying common shares, or less than 1.7%, compared to the common shares underlying the 2021 Notes to be exchanged. The deal terms also include a provisional redemption option to limit shareholder dilution at higher share prices. As a result of the recent appreciation in the trading price of the 2021 Notes, we included cash for a portion of the exchange consideration. We are pleased with the transaction and expect this will clear our path for a productive 2020.”
Prior to May 15, 2024, the New Notes will be convertible only upon satisfaction of certain conditions and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the New Notes may be settled in cash, the Company’s common shares or a combination of cash and the Company’s common shares, at the Company’s election. In addition, following (i) a redemption of the New Notes by the Company at its election or (ii) certain corporate events that occur prior to the maturity date of the New Notes, the Company will pay a make-whole premium by increasing the conversion rate for a holder who elects to convert its New Notes in connection with such a redemption or corporate event in certain circumstances. If the Company undergoes a “fundamental change”, holders of the New Notes will have the right to require the Company to repurchase all or some of their New Notes at 100% of their principal, plus any accrued and unpaid interest.
When issued, the New Notes will be the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s unsecured indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated, including the 2021 Notes; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.
The New Notes and the Company’s common shares that may be issuable upon conversion of the New Notes are not being registered under the Securities Act, or the securities laws of any other jurisdiction and, unless so registered, may not be offered or sold in the United States except in transactions exempt from, or not subject to, the registration requirements of the Securities Act and any applicable state securities laws.
This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.
About Invacare Corporation
Invacare Corporation (NYSE: IVC) is a leading manufacturer and distributor in its markets for medical equipment used in non-acute care settings. At its core, the Company designs, manufactures, and distributes medical devices that help people to move, breathe, rest and perform essential hygiene. The Company provides clinically complex medical device solutions for congenital (e.g., cerebral palsy, muscular dystrophy, spina bifida), acquired (e.g., stroke, spinal cord injury, traumatic brain injury, post-acute recovery, pressure ulcers) and degenerative (e.g., ALS, multiple sclerosis, chronic obstructive pulmonary disease, age related, bariatric) conditions. The Company’s products are important parts of care for people with a wide range of challenges, from those who are active and involved in work or school each day and may need additional mobility or respiratory support, to those who are cared for in residential care settings, at home and in rehabilitation centers. The Company sells its products principally to home medical equipment providers with retail and e-commerce channels, residential care operators, distributors and government health services in North America, Europe and Asia Pacific.

Forward-Looking Statements
This press release contains “forward-looking statements”. All statements, other than statements of historical facts, included in this press release may be deemed forward-looking statements. The Company uses the words “anticipate(s),” “believe(s),” “estimate(s),” “expect(s),” “intend(s),” “may,” “plan(s),” “project(s),” “will,” “would” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements relating to the offering of the notes include, but are not limited to: whether the Company will consummate the exchange transactions on the proposed terms, or at all; whether the New Notes will be convertible into the Company’s common shares, or convertible at all. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Specific risks and uncertainties that could cause actual results to differ materially from those expressed in the Company’s forward-looking statements include: changes in market conditions and demands on the Company’s cash. Other risks include those described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as updated by, and as otherwise described in, the Company’s subsequent reports filed with the SEC. These risks and uncertainties may cause the Company’s actual future actions or results to differ materially from those expressed in the forward-looking statements. Forward-looking statements speak only as to the date on which they are made, and, except as may be required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.